                                   EXHIBIT 99
                                   ----------

                           First Franklin Corporation

                    4750 Ashwood Drive Cincinnati, Ohio 45241
                        (513) 469-8000 Fax (513) 469-5360


April 16, 2004
Cincinnati, Ohio

First Franklin Corporation (FFHS) Announces Earnings

First Franklin Corporation, the parent of Franklin Savings and Loan Company, Cincinnati, Ohio today announced net income of $281,000 ($0.17 per basic share) for the first quarter of 2004 compared to earnings of $407,000 ($0.25 per basic share) for the first quarter of 2003.

Franklin Savings has eight locations in Greater Cincinnati. The Corporation's common stock is traded on the Nasdaq National Market under the symbol "FFHS".

CONTACT: Thomas H. Siemers
         President and CEO
         (513) 469-8000